Exhibit 99.1

CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS FIRST QUARTER 2007 RESULTS

DALLAS, TEXAS (April 30, 2007)— Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the first quarter ended March 31, 2007.

For the first quarter of 2007, net patient service revenue increased 0.8% to $103.4 million, compared with $102.6 million for the first quarter of 2006. The Company’s income from continuing operations for the first quarter of 2007 was $3.9 million, or $0.12 per diluted share, compared with income from continuing operations for the first quarter of 2006 of $6.2 million, or $0.18 per diluted share. The Company’s net income for the first quarter of 2007 was $3.7 million, or $0.11 per diluted share, compared with net income for the first quarter of 2006 of $5.8 million, or $0.17 per diluted share.

In commenting on the first quarter financial results, Robert A. Lefton, president and chief executive officer of Odyssey HealthCare, said, “Although we experienced strong sequential admission growth during the first quarter, we also experienced an unusually high number of discharges during the quarter. In addition, we began the first quarter with a patient census of 8,218, which was lower than expected due to a decrease in our patient census during the latter half of December 2006. As a result of these two factors, our average daily census in the quarter was lower than expected. Furthermore, due to a change in the geographic mix of patients served, our overall gross revenue increase for routine home care attributable to the October 1, 2006, Medicare rate adjustment was only 2.6% during the first quarter. When combined with the increase in the contractual reduction in revenue, these factors resulted in net revenue being essentially flat when compared with the prior year quarter.”

Lefton added, “While our operating expenses per patient day increased a modest 3.8% over the prior year, the increase in expenses, when combined with flat revenue, resulted in a reduction in our operating margins. Included in the 3.8% increase in operating expenses per patient day were $1.0 million related to the development of new inpatient units, $0.4 million related to the implementation of the Company’s new integrated billing system and $0.2 million related to an increase in the Company’s litigation reserve related to a previously disclosed automobile accident.”

-MORE-

ODSY Announces First Quarter 2007 Results

April 30, 2007

First Quarter Highlights

The information presented below under the headings “Volume,” “Net Revenue” and “Medicare Cap Contractual” excludes discontinued operations.

Volume
Admissions for the first quarter of 2007 were 8,970, compared with 9,046 for the first quarter of 2006, a decrease of 0.8%. On a sequential basis, admissions increased 8.4% over the 8,273 admissions for the fourth quarter of 2006. Patient discharges for the first quarter of 2007 were 8,760 as compared with 8,859 for the first quarter of 2006 and only 8,397 for the fourth quarter of 2006.

The average daily census for the first quarter increased 1.0% to 8,261 from 8,176 in the first quarter of 2006. On a sequential basis, the average daily census decreased 0.9% from 8,338 in the fourth quarter of 2006.

The average length of stay for the first quarter of 2007 was 85.2 days, compared with 84.6 days in the first quarter of 2006 and 87.6 days in the fourth quarter of 2006.

Net Revenue
Net revenue per patient day in the first quarter of 2007 was $139.04, a 0.3% decrease from net revenue per patient day of $139.46 in the first quarter of 2006.

Medicare Cap Contractual
The Company recognized a contractual reduction in revenue in the first quarter of 2007 of 5.0% of gross revenue, which includes a Medicare cap contractual adjustment of 1.9% of gross revenue, a commercial contractual adjustment of 2.0% of gross revenue and a non-funded contractual adjustment of 1.1% of gross revenue, as compared with a contractual reduction in revenue in the first quarter of 2006 of 3.5% of gross revenue, which includes a Medicare cap contractual adjustment of 1.1% of gross revenue, a commercial contractual adjustment of 1.4% of gross revenue and a non-funded contractual adjustment of 1.0% of gross revenue.

Operating Expenses
Total operating expenses per patient day in the first quarter of 2007 were $131.56, an increase of 3.8% over total operating expenses per patient day of $126.72 in the first quarter of 2006. Salaries and benefits expense (which are included in total operating expenses) per patient day in the first quarter of 2007 was $83.10, an increase of 3.7% over salaries and benefits expense per patient day of $80.11 in the first quarter of 2006.

Provision for Uncollectible Accounts
The Company’s provision for uncollectible accounts or bad debt expense for the first quarter of 2007 totaled $0.6 million, or 0.6% of net revenue, as compared with bad debt expense for the first quarter of 2006 of $1.4 million, or 1.4% of net revenue. The decrease in the Company’s provision for uncollectible accounts was due primarily to a reduction in Medicaid receivables over 120 days.

-MORE-

ODSY Announces First Quarter 2007 Results

April 30, 2007

Cash Flow and Capital Expenditures
The Company’s cash flow provided by operations for the first quarter of 2007 was $1.5 million as compared with $14.4 million in cash generated for the first quarter of 2006. During the first quarter of 2007, the Company paid $7.1 million to Medicare related to the 2005 Medicare cap year.

Capital expenditures for the first quarter of 2007 were $2.9 million as compared with $2.5 million for the first quarter of 2006.

Tax Rate
The Company’s effective tax rate for the first quarter of 2007 was 36.1% as compared with 36.9% for the first quarter of 2006.

Inpatient Unit Development

The Company’s inpatient unit located in Houston, Texas, which was licensed in the third quarter of 2006, received its Medicare certification in the first quarter of 2007. In addition, the Company’s freestanding inpatient unit located in Colorado Springs, Colorado, was licensed in the first quarter of 2007 and is expected to receive its Medicare certification in the second quarter of 2007. The Company incurred approximately $0.8 million in pre-tax losses during the first quarter of 2007 related to the operation of its new inpatient units. Until an inpatient unit receives its Medicare certification, the Company is required to bill Medicare at the routine home care rate, rather than the general inpatient rate, for patients who receive inpatient services at the inpatient facility. During the period of time between the licensure date and the Medicare certification date, the inpatient unit is fully staffed, which contributes substantially to the losses incurred by the Company during the development of new inpatient facilities.

New Site Development
During the first quarter of 2007, the Company’s hospice program located in Boston, Massachusetts, received its state licensure and is expected to receive its Medicare certification in the second quarter of 2007. In addition, during the first quarter of 2007, the Company expanded the areas served by its Miami, Florida; Valdosta, Georgia; and Kansas City, Missouri, hospice programs with the opening of Medicare certified alternate delivery sites in Monroe County, Florida; Douglas, Georgia; and Kearney, Missouri, respectively. During the first quarter of 2007 and the first quarter of 2006, the Company incurred pre-tax start-up losses of approximately $0.5 million and $0.4 million, respectively.

Discontinuation of Tulsa, Oklahoma Program
As previously disclosed, the Company sold its Tulsa, Oklahoma, hospice program during the first quarter of 2007. The Tulsa, Oklahoma, program lost approximately $0.8 million pre-tax in 2006. The Company incurred a pre-tax charge of approximately $0.4 million in the first quarter of 2007 related to the sale of its Tulsa, Oklahoma, hospice program.

-MORE-

ODSY Announces First Quarter 2007 Results

April 30, 2007

The Company also announced that Deborah Hoffpauir is resigning her position as senior vice president and chief operating officer, but will remain with the Company as regional vice president of the Company’s Southeast Region. Commenting on the announcement, Mr. Lefton said, “We completely support this change and believe that her focusing on the Southeast Region should improve the operating performance of that region. We are in the process of conducting a nationwide search for a new chief operating officer.” Ms. Hoffpauir will continue in her role as senior vice president and chief operating officer until her transition to regional vice president of the Company’s Southeast Region, which should be completed by July 1, 2007.

Conference Call

Odyssey will host a conference call to discuss the first quarter 2007 results on Tuesday, May 1, 2007, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2007 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing and clinical management and electronic medical records system; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates; changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the Company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

-MORE-

ODSY Announces First Quarter 2007 Results

April 30, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
Net patient service revenue	$103,370	$102,614
Operating expenses:
Direct hospice care	62,267	60,410
General and administrative	33,419	30,179
Provision for uncollectible accounts	624	1,387
Depreciation	1,442	1,168
Amortization	63	97
	97,815	93,241
Income from continuing operations before other income (expense)	5,555	9,373

Other income (expense):
Interest income	640	552
Interest expense	(48)	(48)
	592	504
Income from continuing operations before provision for income taxes	6,147	9,877
Provision for income taxes	2,220	3,649
Income from continuing operations	3,927	6,228
Loss from discontinued operations, net of tax	272	390
Net income	$3,655	$5,838

Income (loss) per common share:
Basic:
Continuing operations	$0.12	0.18
Discontinued operations	(0.01)	(0.01)
Net income	$0.11	$0.17
Diluted:
Continuing operations	$0.12	$0.18
Discontinued operations	(0.01)	(0.01)
Net income	$0.11	$0.17

Weighted average shares outstanding:
Basic	33,540	34,299
Diluted	33,736	34,844

-MORE-

ODSY Announces First Quarter 2007 Results

April 30, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	March 31,	Dec. 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$15,117	$7,572
Short-term investments	53,119	62,390
Accounts receivable from patient services, net of allowance for uncollectible accounts of $2,222 and $2,501 at March 31, 2007 and December 31, 2006, respectively	69,269	64,007
Income taxes receivable	1,336	6,134
Deferred tax asset	609	—
Prepaid expenses and other current assets	5,575	5,826
Total current assets	145,025	145,929
Property and equipment, net of accumulated depreciation	22,310	20,881
Goodwill	98,179	98,179
Intangibles, net of accumulated amortization	5,844	4,997
Total Assets	$271,358	$269,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,595	$7,171
Accrued compensation	13,674	14,089
Accrued nursing home costs	11,895	11,584
Accrued Medicare cap contractual adjustments	24,621	26,679
Other accrued expenses	16,510	16,397
Deferred tax liability	—	209
Current maturities of long-term debt	2	2
Total current liabilities	70,297	76,131
Long-term debt, less current maturities	—	1
Deferred tax liability	13,896	13,720
Other liabilities	1,832	538
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,004,257 and 37,870,373 shares issued at March 31, 2007 and December 31, 2006, respectively	38	38
Additional paid-in capital	110,381	108,682
Retained earnings	130,959	126,921
Treasury stock, at cost, 4,230,972 shares held at March 31, 2007 and December 31, 2006	(56,045)	(56,045)
Total stockholders’ equity	185,333	179,596
Total Liabilities and Stockholders’ Equity	$271,358	$269,986

-MORE-

ODSY Announces First Quarter 2007 Results

April 30, 2007

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$3,655	$5,838
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	272	390
Depreciation and amortization	1,505	1,265
Amortization of debt issue costs	27	29
Stock-based compensation	1,170	1,514
Deferred tax benefit	(259)	(451)
Tax benefit realized for stock option exercises	(109)	(594)
Provision for uncollectible accounts	624	1,387
Changes in operating assets and liabilities:
Accounts receivable	(5,886)	89
Other current assets	5,040	172
Accounts payable, accrued nursing home costs, accrued Medicare cap and other accrued expenses	(4,494)	4,734
Net cash provided by operating activities	1,545	14,373

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(927)	21
Cash received from the sale of a hospice program	7	—
(Increase) in short-term investments	9,271	(12,156)
Purchase of property and equipment	(2,871)	(2,481)
Net cash provided by (used) in investing activities	5,480	(14,616)

Financing Activities:
Proceeds from issuance of common stock	421	1,728
Tax benefit realized for stock option exercises	109	594
Purchases of treasury stock	—	(1,999)
Payments of debt issue costs	(9)	—
Payments on debt	(1)	(1)
Net cash provided by financing activities	520	322

Net increase in cash and cash equivalents	7,545	79
Cash and cash equivalents, beginning of period	7,572	15,183
Cash and cash equivalents, end of period	$15,117	$15,262

Supplemental Cash Flow Information:
Interest paid	$21	$19
Income taxes paid	$112	$—

-END-